UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 21, 2017
The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)
Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(601) 268-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ⃞

Item 2.02          Results of Operations and Financial Condition

On July 21, 2017, The First Bancshares, Inc. issued a press release announcing its preliminary results of operations for the 2nd Quarter of 2017.   A copy of the press release is attached hereto and incorporated herein as Exhibit 99.1.  In accordance with general instruction B.2 of Form 8-K, this information is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 7.01.         Regulation FD Disclosure

On July 21, 2017, The First Bancshares, Inc. announced its declaration of a $0.0375 per share quarterly cash dividend.  The public announcement was made by means of a news release, the text of which is set forth in Exhibit 99.1 hereto.

Item 8.01          Other Events

On Tuesday, August 1, 2017, The First Bancshares, Inc. will make a presentation at the KBW 2017 Community Bank Investor Conference at 2:30 p.m. central time at  the New York Hilton in New York, New York.  The public announcement was made by means of a news release, the text of which is set forth in Exhibit 99 hereto.

Item 9.01           Financial Statements and Exhibits

Exhibit    99.1     Press Release dated July 21, 2017 announcing 2nd Quarter Earnings and Declaration of a Dividend and presentation at the KBW 2017 Community Bank Investor Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.
(Registrant)

Date:	July 24, 2017

/s/ Dee Dee Lowery
Name: Dee Dee Lowery
Title: EVP and CFO